Exhibit 99.2

Avnet Announces Pricing of Upsized Convertible Senior Notes Offering

PHOENIX, September 3, 2025 – Avnet, Inc. (Nasdaq: AVT) (“Avnet” or the “Company”) today announced the pricing of its private offering of $550.0 million aggregate principal amount of 1.75% Convertible Senior Notes due 2030 (the “Notes”). The size of the offering was increased from the previously announced $500.0 million aggregate principal amount of Notes. Avnet also granted the initial purchasers of the Notes an option to purchase up to an additional $100.0 million aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued. The offering of the Notes is expected to close on or about September 5, 2025, subject to customary closing conditions.

The Notes will be Avnet’s senior unsecured obligations and will mature on September 1, 2030, unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 1.75% per year, payable semi-annually in arrears on March 1 and September 1, of each year, beginning on March 1, 2026.

Before June 1, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after June 1, 2030, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Avnet will satisfy its conversion obligations by paying cash up to the aggregate principal amount of Notes to be converted. For the remainder, if any, of its conversion obligations in excess of the aggregate principal amount of the Notes being converted, Avnet will pay or deliver cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. The initial conversion rate is 14.2313 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $70.27 per share of common stock. The initial conversion price represents a premium of approximately 35.0% over the last reported sale price of $52.05 per share of Avnet’s common stock on September 2, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), Avnet will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such a corporate event or notice of redemption.

The Notes will not be redeemable before September 8, 2028. The Notes will be redeemable, in whole or in part, for cash at Avnet’s option at any time, and from time to time, on or after September 8, 2028 and before the 41st scheduled trading day immediately before the maturity date, but only if (i) the notes are “freely tradable” as of the date Avnet sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date Avnet sends such notice and (ii) the last reported sale price per share of Avnet’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, upon a notice of redemption, Avnet will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such notice of redemption.

The holders of the Notes will have the right to require Avnet to repurchase for cash all or any portion of the Notes on September 1, 2028, at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

If a “fundamental change” (as will be defined in the indenture for the Notes) occurs, then, subject to a limited exception, noteholders may require Avnet to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

Avnet estimates that the net proceeds from the offering will be approximately $535.3 million (or $632.8 million if the initial purchasers exercise their option to purchase additional Notes in full) after deducting the initial purchasers’ discount and commissions and its estimated offering expenses.

Avnet intends to use (i) approximately $100.0 million of the net proceeds from the offering to repurchase approximately 1.92 million shares of its common stock pursuant to its existing share repurchase program concurrently with the pricing of the offering in privately negotiated transactions effected through one or more of the initial purchasers or their affiliates, as its agent, and (ii) the remaining net proceeds from the offering to repay a portion of the amounts outstanding under its revolving credit facility. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use the net proceeds from the sale of such additional Notes for general corporate purposes, including repayment of additional outstanding indebtedness.

The concurrent repurchases of approximately $100.0 million of shares of Avnet’s common stock described above may have resulted in the common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may have resulted in a higher initial conversion price for the Notes.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and any shares of Avnet’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law, and the Notes and any such shares may not be offered or sold in the United States or to any U.S. persons absent registration under, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any shares of Avnet’s common stock issuable upon conversion of the Notes, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Avnet’s common stock issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the completion of the offering of the Notes, the anticipated use of net proceeds from the offering and the financial condition of the Company. These statements are based on management’s current expectations and are subject to uncertainties and changes in factual circumstances. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by them. You can find many of these statements by looking for words like “believes,” “projected,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. The forward-looking statements are subject to numerous assumptions, risks and uncertainties. You should not place undue reliance on forward-looking statements, each of which speaks only as of the date on which such statement is made. Except as required by law, the Company does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made. The following factors, in addition to those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025 could affect the Company’s future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, tariffs, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for more than a century. Through regional and specialized businesses around the world, we support customers and suppliers at every stage of the product lifecycle. We help companies adapt to change and accelerate the design and supply stages of product development. With a unique viewpoint from the center of the technology value chain, Avnet is a trusted partner that solves complex design and supply chain issues so customers can realize revenue faster. (AVT_IR)

Investor Relations Contact
InvestorRelations@Avnet.com

Media Relations Contact
Liam Creighton, 480-643-5027
Liam.Creighton@Avnet.com